Exhibit 3.61

Certificate of Incorporation

of

MULTI CAB INC.

THIS IS TO CERTIFY THAT, there is hereby organized a corporation under and by virtue of N.J.S. 14A:1-1 et seq., the “New Jersey Business Corporation Act.”

1. The name of the Corporation is: MULTI CAB INC.

2. The address of the Corporation’s initial registered office is:

CRESTMONT FEDERAL SAVINGS BLDG. ROUTE NINE NORTH FREEHOLD, NEW JERSEY 07728

and the name of the registered agent at such address is:

DONALD DIMEOLA, JR.

3. The purpose for which this Corporation is organized is:

To engage in any activity within the purposes for which Corporations may be organized under the “New Jersey Business Corporation Act.” N.J.S. 14A:1-1 et seq.

4. The aggregate number of shares which the Corporation shall have authority to issue is:

PAR

NO PAR – 1000

5. The first Board of Directors of this Corporation shall consist of 1 Directors and the name and address of each person who is to serve as such Director is:

Name	Address	Zip Code
JOHN J. VERLANGIERI	11 ALDER COURT MATAWAN, N.J.	17747